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                                                                    EXHIBIT 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS FOR
                        OPEN ENVIRONMENT CORPORATION

  We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-39185, 33-36975, 33-44301, 33-42495, 333-13707, 333-16313,
333-47175 and 333-47177 and Form S-3 No. 333-36357) and in the related
Prospectus of Borland International, Inc. of our report dated March 27, 1996, except as to the fourth paragraph of Note 1, as to which the date is October 4, 1996, with respect to the consolidated financial statements of Open Environment Corporation, not separately presented, included in Borland International, Inc.'s Form 10-K for the nine months ended December 31, 1997 to be filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP

Boston, Massachusetts
March 27, 1998